Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_____) of Dunn Computer Corporation (a Virginia corporation) pertaining to the Dunn Computer Corporation Employee Stock Purchase Plan, of our report dated January 7, 1998, except for Notes 2 and 11, with respect to the earnings per share calculations, as to which the date is March 5, 1998, with respect to the consolidated financial statements and schedule of Dunn Computer Corporation (a Delaware Corporation), incorporated herein by reference from the final prospectus filed by Dunn Computer Corporation (a Virginia corporation) pursuant to Rule 424(b) of the Securities Act on April 28, 1998 (Registration Statement No. 333-47631).

                                       /s/ Ernst & Young LLP
                                       _____________________________
                                       Ernst & Young LLP

Vienna, Virginia
August 14, 1998

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_____) of Dunn Computer Corporation (a Virginia corporation) pertaining to the Dunn Computer Corporation Employee Stock Purchase Plan, of our report dated February 26, 1998, with respect to the balance sheet of Dunn Computer Corporation (a Virginia Corporation), incorporated herein by reference from the final prospectus filed by Dunn Computer Corporation (a Virginia corporation) pursuant to Rule 424(b) of the Securities Act on April 28, 1998 (Registration Statement No. 333-47631).

                                       /s/ Ernst & Young LLP
                                       _____________________________
                                       Ernst & Young LLP

Vienna, Virginia
August 14, 1998